Exhibit 99.1

KCS ANNOUNCES EXCHANGE OFFERS AND CONSENT SOLICITATIONS

EARLY RESULTS FOR $2.125 BILLION OF SENIOR NOTES

Approximately 94% of Total Outstanding Senior Notes Tendered

Kansas City, Missouri, November 23, 2015 — Kansas City Southern (“KCS”) (NYSE: KSU) announced today the results as of 5:00 p.m., New York City time, on November 23, 2015 (the “Early Participation Date”), of the previously announced exchange offers (the “Exchange Offers”) for any and all outstanding notes of the series set forth on the table below issued by its wholly-owned subsidiaries (i) The Kansas City Southern Railway Company (“KCSR”) and (ii) Kansas City Southern de México, S.A. de C.V. (“KCSM”) (collectively, the “Existing Notes”) and the related consent solicitations (the “Consent Solicitations”). The Consent Solicitations sought consents (the “Consents”) on behalf of KCSR or KCSM, as applicable, from each Eligible Holder (as defined below) of the Existing Notes relating to certain proposed amendments (the “Proposed Amendments”) to the indentures governing the Existing Notes (collectively, the “Existing Indentures”).

The results of the Exchange Offers and Consent Solicitations as of the Early Participation Date are as follows:

Issuer of Notes to be Exchanged	Series of Notes to be Exchanged	Principal Amount Outstanding ($mm)	CUSIP No.	Principal Amount of Existing Notes Validly Tendered (and not validly withdrawn) ($mm)	Approximate Percentage of Existing Notes Validly Tendered
KCSR	3.85% Senior Notes due 2023	$200	485188 AM8	$195.0	97.5%
KCSR	4.30% Senior Notes due 2043	$450	485188 AN6	$420.2	93.4%
KCSR	4.95% Senior Notes due 2045	$500	485188 AP1	$474.7	95.0%
KCSM	Floating Rate Senior Notes due 2016	$250	485161 AU7	$244.8	97.9%
KCSM	2.35% Senior Notes due 2020	$275	485161 AQ6	$237.6	86.4%
KCSM	3.00% Senior Notes due 2023	$450	485161 AS2	$434.2	96.5%

TOTAL		$2,125		$2,006.6	94.4%

Based on the receipt of the requisite number of consents, KCSR or KCSM, as applicable, and the guarantors, if any, have executed supplements to each of the Existing Indentures (each, a “Supplemental Indenture”) with the trustee under each Existing Indenture with respect to the applicable Proposed Amendments. Each Supplemental Indenture became effective upon execution, but provides that the applicable Proposed Amendments will not become operative until KCS accepts the applicable Existing Notes for exchange in the applicable Exchange Offer. The right of Eligible Holders to validly withdraw tendered Existing Notes and validly revoke delivered Consents expired upon execution of the applicable Supplemental Indentures (such date and time with respect to each Supplemental Indenture, the “Withdrawal Date”), except as required by law.

Eligible Holders who have not yet tendered their Existing Notes have until 11:59 p.m., New York City time, on December 8, 2015, unless extended by KCS (the “Expiration Date”), to tender their Existing Notes pursuant to the Exchange Offers. However, Existing Notes tendered and Consents delivered after the applicable Withdrawal Date may not be validly withdrawn or revoked, except as required by law. Any such Eligible Holders who validly tender (and do not validly withdraw) their Existing Notes after the Early Participation Date and on or prior to the

Expiration Date will receive, in exchange for each $1,000 principal amount of Existing Notes, $970 principal amount of new notes to be issued by KCS (collectively, the “KCS Notes”) of like tenor and coupon and the consent payment of $2.50 in cash. In addition, participating Eligible Holders who validly tender (and do not validly withdraw) will receive accrued and unpaid interest in cash on their accepted Existing Notes, up to, but not including, the settlement date.

On the settlement date, which is expected to occur promptly following the Expiration Date, KCS will accept for purchase, and will pay the applicable consideration for, all Existing Notes that were validly tendered (and not validly withdrawn) in the Exchange Offer on or prior to the Expiration Date. The Existing Notes that remain outstanding after the settlement date will be governed by the applicable Existing Indenture, as amended by the related Supplemental Indenture.

The consummation of each Exchange Offer and Consent Solicitation is subject to and conditional upon the satisfaction or waiver of a number of conditions as described in the confidential offering memorandum and consent solicitation statement dated November 9, 2015 (the “Offering Memorandum”), including, among other things, that KCS enter into a new $800.0 million revolving credit facility on the settlement date. In addition, KCS has the right to amend or terminate any of the Exchange Offers and Consent Solicitations and extend the Expiration Date or Early Participation Date for any of the Exchange Offers and Consent Solicitations in its sole discretion.

The Exchange Offers and Consent Solicitations are being made, and the KCS Notes are being offered and will be issued, only (a) in the United States to holders of Existing Notes who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and (b) outside the United States to holders of Existing Notes who are persons other than U.S. persons in reliance upon Regulation S under the Securities Act (collectively, “Eligible Holders”).

KCS has retained D.F. King & Co., Inc. to serve as the information agent and exchange agent (the “Information Agent and Exchange Agent”) for the Exchange Offers and Consent Solicitations. Requests for documents, including the Offering Memorandum, may be directed to D.F. King & Co., Inc. by telephone at (212) 269-5550 (brokers and banks) or (800) 821-8784 (all others), in writing at 48 Wall Street, 22nd Floor, New York, New York 10005 or by email at kcs@dfking.com.

The KCS Notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, and will therefore be subject to substantial restrictions on transfer. KCS and the guarantors will enter into a registration rights agreement with respect to the KCS Notes and the note guarantees.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to, any securities. The Exchange Offers and Consent Solicitations are made only by and pursuant to the terms of the Offering Memorandum. None of KCS, KCSR, KCSM, the dealer managers or the Information Agent and Exchange Agent makes any recommendations as to whether holders should tender their Existing Notes in the Exchange Offers and Consent Solicitations. Holders must make their own decisions as to whether to tender Existing Notes and, if so, the principal amount of Existing Notes to tender.

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding is KCSR, serving the central and south central U.S. Its international holdings include KCSM, serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’s North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur. Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements. Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof. Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, KCSM; the termination of, or failure to renew, agreements with customers, other railroads and third parties; interest rates; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; credit risk of customers and counterparties and their failure to meet their financial obligations; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; availability of qualified personnel; labor difficulties, including strikes and work stoppages; insufficiency of insurance to cover lost revenue, profits or other damages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic conditions; political and economic conditions in Mexico and the level of trade between the United States and Mexico; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business. More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 1-4717) and subsequent reports. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. KCS is not obligated to update any forward-looking statements to reflect future events or developments.

Kansas City Southern

William H. Galligan, 816-983-1551

bgalligan@kcsouthern.com

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